UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

JDS Uniphase Corporation

(Exact name of registrant as specified in its charter)

Commission file number 0-22874

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2579683 (IRS Employer Identification Number)

1768 Automation Parkway
San Jose, California 95131

(Address of principal executive offices including zip code)

(408) 546-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

On October 22, 2003, a plaintiff filed suit in the District Court for the Northern District of California against the Company and certain of its former and current officers and directors on behalf of a purported class of participants in the Company’s 401(k) Plan from February 4, 2000, to the filing of the lawsuit. The action is captioned Pettit v. JDS Uniphase Corp., No. C 03 4743. It alleges that the defendants violated the Employee Retirement Income Security Act by breaching their fiduciary duties to the Plan and its participants. The action seeks an unspecified amount of damages, restitution, a constructive trust, and other equitable remedies. The plaintiff has filed a notice of related case stating his view that the action is related to the securities class action pending against the Company and certain former officers and directors that has been dismissed with leave to amend, which we have disclosed in our previous public securities filings. No trial date has been set in the new action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

JDS UNIPHASE CORPORATION

By: /s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President and General Counsel

Dated: October 27, 2003